Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made and entered into as of June 10, 2011, by                     , a Delaware limited liability company (“Debtor”), in favor of ING LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut corporation (“Secured Party”), and is made with reference to the following facts:

RECITALS:

A. Secured Party is loaning to Debtor the sum of                      DOLLARS ($            ), to be evidenced by a Promissory Note dated on or about this same date, executed by Debtor in favor of Secured Party (such Promissory Note together with any extensions, renewals, substitutions and amendments thereof are referred to as the “Note”). Payment of the Note is secured by, among other things, a Deed to Secure Debt and Security Agreement (the “Security Deed”) executed by Debtor as grantor in favor of Secured Party, encumbering the real property described in Exhibit “A” attached hereto and made a part hereof including improvements and personal property thereon (collectively, the “Premises”) and an Assignment of Rents and Leases (the “Assignment of Rents”) assigning all rents, issues and profits of and from the Premises. This Agreement, the Note, the Security Deed, and the Assignment of Rents and the other documents referred to therein or executed in connection therewith are collectively called the “Loan Documents.”

B. Debtor desires to grant to Secured Party a security interest in certain personal property as described in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Debtor agrees as follows:

1. Grant of Security Interest. Debtor hereby grants to Secured Party a security interest in the Debtor’s right, title and interest in and to the following items and types of property, now owned and hereafter acquired, which property is collectively referred to herein as the “Collateral”:

(a) Personal Property. All machinery, apparatus, equipment, goods, systems, building materials, carpeting, furnishings, fixtures and property of every kind and nature whatsoever, now or hereafter located in or upon or affixed to the Premises, or any part thereof, or used or usable in connection with any construction on or any present or future operation of the Premises, now owned or hereafter acquired by Debtor, including, but without limitation of the generality of the foregoing: all heating, lighting, refrigerating, ventilating, air-conditioning, air-cooling, fire extinguishing, plumbing, cleaning, telephone, communications and power equipment, systems and apparatus; and all elevators, switchboards, motors, pumps, screens, awnings, floor coverings, cabinets, partitions, conduits, ducts and compressors; and all cranes and craneways, oil storage, sprinkler/fire protection and water service equipment; and also including any of such property stored on the Premises or in warehouses and intended to be used in connection with or incorporated into the Premises or for the pursuit of any other activity in which Debtor may be engaged on the Premises, and including without limitation all tools, musical instruments and systems, audio or video equipment, cabinets, awnings, window shades, venetian blinds, drapes and drapery rods and brackets, screens, carpeting and other window and floor coverings, decorative fixtures, plants, cleaning apparatus, and cleaning equipment, refrigeration equipment, cables, computers, and computer equipment, software, books, supplies, kitchen equipment, appliances, tractors, lawn mowers, ground sweepers and tools, swimming pools, whirlpools, recreational or play equipment together with all substitutions, accessions, repairs, additions and replacements to any of the foregoing; it being understood and agreed that all such machinery, equipment, apparatus, goods, systems, fixtures, and property are a part of the Premises and are declared to be a portion of the security for the Obligations (as hereinafter defined) (whether in single units or centrally controlled, and whether physically attached to said real estate or not), excluding, however, personal property owned by tenants of the Premises. All of such property is collectively referred to as the “Personal Property.”

(b) Accounts. All accounts receivable and any right of Debtor to payment for goods sold or leased or for services rendered, whether or not yet earned by performance, and whether or not evidenced by an instrument or chattel paper, arising from the operation of the Premises, now existing or hereafter created, substitutions therefor, proceeds thereof (whether cash or noncash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any or all of the foregoing and proceeds therefrom (collectively, the “Accounts”).

(c) Permits. All authorizations, licenses, permits, contracts, management agreements, franchise agreements, and occupancy and other certificates concerning the ownership, use and operation of the Premises (collectively, the “Permits”).

(d) Rents and Deposits. All monies on deposit for the payment of real estate taxes or special assessments against the Premises or for the payment of premiums on policies of fire and other hazard insurance covering the Collateral or the Premises except as provided in the Security Deed; all proceeds paid for damage done to the Collateral or the Premises; all proceeds of any award or claim for damages for any of the Collateral or the Premises taken or damaged under the power of eminent domain or by condemnation; all rents, issues and leases of the Premises; and all tenants’ or security deposits held by Debtor in respect of the Premises.

(e) Trade Names and Rights. All names under or by which the Premises or any improvements thereon may at any time be operated or known, and all rights to carry on business under any such names or any variant thereof, and all trademarks, trade names, patents, patents pending and goodwill with respect to the Premises, to the extent the foregoing are owned by Debtor.

(f) Memberships. All shares of stock or partnership interest or other evidence of ownership of any part of the Premises that is owned by Debtor in common with others, including all water stock relating to the Premises, if any, and all documents of membership in any owners’ or members’ association or similar group having responsibility for managing or operating any part of the Premises and any management agreements.

(g) Plans. All plans and specifications (except those owned by third parties) prepared for construction of improvements on the Premises and all studies, data and drawings related thereto; and all contracts and agreements of Debtor relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings, or to the construction of improvements on the Premises.

(h) Reserve Accounts. All of Debtor’s right, title and interest in, to and under any and all reserve, deposit or escrow accounts made pursuant to any loan document made between Debtor and Secured Party with respect to the Premises, together with all income, profits, benefits and advantages arising therefrom.

(i) Other Collateral. All goods, accounts, general intangibles, chattel paper, instruments, documents, consumer goods, equipment and inventory (as defined in the              Uniform Commercial Code (“UCC”)) located on and used in the operation of the Premises.

(j) Substitutions. All substitutions, accessions, additions and replacements to any of the foregoing.

(k) Products and Proceeds. All products and proceeds of any of the foregoing, or with respect to the Premises, including without limitation, insurance proceeds, proceeds of any voluntary or involuntary disposition or diminution in value of any of the foregoing or of the Premises, and any claim respecting any thereof (pursuant to judgment, condemnation award or otherwise) and all goods, accounts, general intangibles, chattel paper, instruments, documents, consumer goods, equipment and inventory, wherever located, acquired with the proceeds of any of the foregoing or proceeds thereof.

For purposes of this Agreement, the term “proceeds” means whatever is received when any of the foregoing or the proceeds thereof (including, without limitation, cash proceeds) is sold, exchanged or otherwise disposed of (including involuntary dispositions or destruction and claims for damages thereto), including without limitation cash proceeds, insurance proceeds, condemnation proceeds, and any other rights or property arising under or receivable upon any such disposition. The security interest is granted in the Collateral for the purpose of securing the following obligations (“Obligations”): (a) payment of the indebtedness evidenced by the Note; (b) the strict performance and observance of all agreements, warranties, covenants and conditions of Debtor contained in the Note, Security Deed, Assignment of Rents, this Agreement, the other Loan Documents, and every other instrument securing payment of the Note; and (c) the repayment of all monies expended by Secured Party under the provisions hereof, the Security Deed, the Assignment of Rents, the other Loan Documents, or any other instrument securing payment of the Note, with interest thereon from the date of expenditure at the Default Rate (as defined in the Note); upon the terms and conditions set forth herein.

2. Representations. Debtor hereby represents and warrants to Secured Party that:

(a) Debtor owns, or with respect to property hereafter acquired will own, all of the Collateral free and clear of all liens, charges, encumbrances, financing statements and adverse claims of any kind or nature whatsoever in favor of any entity other than Secured Party.

(b) Debtor owns, or with respect to property hereafter acquired will own, and is, or will be, entitled to collect, without right of counterclaim or set-off, all of the Accounts presently held and those arising in the future, free and clear of all liens, charges, encumbrances, financing statements and adverse claims of any nature whatsoever.

(c) Debtor is the holder of the Permits, which allow Debtor to operate the Premises for its intended use.

(d) The Collateral is not used or bought primarily for personal, family or household purposes of Debtor.

3. Change of Name or Jurisdiction. Debtor shall not change its name or its jurisdiction of organization unless it has given Secured Party at least 30 days prior written notice thereof and has authorized, at the request of Secured Party, such additional financing statements to be filed in such jurisdictions as Secured Party may deem necessary or desirable in its sole discretion.

4. Covenants. Debtor hereby covenants and agrees that:

(a) Debtor will pay any indebtedness owed to Secured Party evidenced by the Note promptly when due (giving effect to applicable notice and grace periods, if any) and will repay immediately upon demand all expenses, including reasonable attorneys’ fees, legal expenses and costs, together with interest at the Default Rate (as defined in the Note) from the date of such expenditure, incurred by Secured Party in enforcing the Obligations and this Agreement. Payment of such expenses and interest shall be secured by this Agreement and the other Loan Documents.

(b) Debtor will maintain complete and accurate financial information concerning the Collateral. Debtor will permit Secured Party’s representatives to enter on Debtor’s property at any reasonable time and upon reasonable prior notice to inspect the Collateral and Debtor’s books and records relating thereto and to make extracts from such books and records.

(c) Debtor shall promptly notify Secured Party of all claims and demands made against the Collateral and any information received that may affect the value of the Collateral or the rights and remedies of Secured Party relating thereto (including any liens, encumbrances or security interests purporting to affect the title to the Collateral). In the event of any such claim or demand, Debtor shall promptly take such action as may be reasonably necessary to protect the value of the Collateral.

(d) Debtor will pay when due all taxes, assessments or similar obligations affecting the Collateral. Debtor shall have the right to contest the amount or validity of any such taxes, assessments or obligations by appropriate proceedings conducted in good faith and with due diligence and otherwise in accordance with the provisions of the Security Deed.

(e) The Personal Property shall be kept on the Premises except for the sales of inventory in the ordinary course of business. Debtor agrees that, without the written consent of Secured Party, Debtor will not remove or permit to be removed from the Premises any of the Collateral except that so long as the Debtor is not in default hereunder, Debtor shall be permitted to sell or otherwise dispose of the Collateral, when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of the Premises, upon replacing the same or substituting for the same other Collateral at least equal in value to the initial value to that disposed of and in such a manner so that said Collateral shall be subject to the security interest created hereby, and so that the security interest of Secured Party shall be first in priority, it being expressly understood and agreed that all replacements of the Collateral are covered hereby.

(f) Debtor will keep the Collateral free from any lien, charge, encumbrance, financing statement or adverse claim in favor of any entity other than Secured Party. Debtor will protect and defend the Collateral against all claims thereto and hereby indemnifies and agrees to defend and save Secured Party harmless against and with respect to any liability or claim in connection therewith. Debtor will not grant a security interest or other encumbrance in any portion of the Collateral or authorize the filing of any financing statement covering any portion of the Collateral in favor of any person other than Secured Party.

(g) Debtor will do all acts necessary to maintain, preserve, protect and keep the Collateral in good condition and repair, ordinary wear and tear excepted, will not permit any waste or unusual or unreasonable depreciation of Collateral to occur and will not commit any act for which any portion of the Collateral might be confiscated by any governmental or private entity.

(h) Debtor will maintain and deliver to Secured Party policies of insurance relating to the Collateral as required by the Security Deed.

5. Secured Party’s Actions. Upon the occurrence of an Event of Default (as hereinafter defined), Secured Party shall have the right, but shall not be obligated, to discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral or on the Premises, pay for insurance on the Collateral, pay for the maintenance and preservation of the Collateral, sign and endorse any checks, notes, drafts, money orders, acceptances or other forms of remittance payable to Debtor and any invoice, freight or express bill, bill of lading, or other documents relating to the Collateral, demand, bring suit, collect or give acquittance for any monies due on the Accounts or compromise, prosecute or defend any action, claim or proceeding arising from the Collateral. Secured Party shall have the right to do any or all of the foregoing in the name of Debtor or otherwise. Should Debtor fail or refuse to make any payment, perform any covenant or obligation, observe any condition or take any action which Debtor is obligated hereunder to make, perform, observe, take or do, at the time or in the manner herein provided, then Secured Party shall have the right to, at Secured Party’s sole discretion, without notice to or demand upon Debtor with respect to any Event of Default and without releasing Debtor from any obligation, covenant or condition hereof, make, perform, observe, take or do the same in such manner and to such extent as Secured Party may, during any period of time that Debtor is in default hereunder, deem necessary to protect the Collateral and the security provided by this Agreement. Debtor agrees to reimburse Secured Party on demand for any reasonable payment made, or any reasonable expense incurred, including reasonable attorneys’ fees, by Secured Party in connection with the foregoing, together with interest thereon at the Default Rate.

6. Default. The occurrence of any one or more of the following events shall constitute an event of default hereunder (“Event of Default”): (i) the failure of Debtor to make any payment due hereunder within ten (10) days after written demand therefor, or (ii) default shall be made in the due observance or performance of any of the other covenants, agreements or conditions hereinbefore or hereinafter contained, required to be kept or performed or observed by the Debtor which does not relate to the nonpayment of any monetary sum, and such default is not cured within thirty (30) days following written notice thereof by Secured Party to Debtor or such longer period as is reasonably necessary to cure such default as long as Debtor is diligently pursuing such cure and such default is curable by Debtor within a reasonable time provided that such additional time shall not exceed thirty (30) days (for an aggregate sixty (60) day period), or (iii) the filing of any amendment to or termination of a financing statement naming Debtor as debtor and Secured Party as secured party, or any correction statement with respect thereto, in any jurisdiction by any party other than Secured Party, or (iv) the failure of any representation concerning the legal name of Debtor, the state of organization of Debtor or the identification of Debtor’s chief executive office to be true and accurate, or (v) the failure of Debtor to obtain the written consent of Secured Party prior to merging or consolidating into or with any other person or entity, or (vi) the failure of Debtor to obtain the written consent of Secured Party prior to transferring any of the Collateral to any other person or entity except as provided in Paragraph 4(e) above, or (vii) the occurrence of any breach, default, event of default, or failure of performance (however denominated) under the Note, the Security Deed or any of the other Loan Documents, and the expiration of any applicable cure period without the same having been cured. Any Event of Default hereunder shall constitute a default under each and all of the other Loan Documents. Upon the occurrence of any one or more Events of Default hereunder, Secured Party shall have the right at its option and without notice or demand, to declare all Obligations and indebtedness secured hereby immediately due and payable, and to do one or more of the following:

(a) Foreclose or otherwise enforce Secured Party’s security interest in any manner permitted by the UCC or other applicable laws, or provided for in the Note, the Security Deed, the Assignment of Rents, this Agreement or other Loan Documents or applicable agreement.

(b) Enter upon the Premises, exclude Debtor therefrom and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court, and may, at Secured Party’s option, use, operate, manage and control the Collateral in any lawful manner or business and collect and receive all rents, income, revenue, earnings, issues and profits of the Collateral, remove all or part of the Collateral as Secured Party may determine in Secured Party’s discretion, and any monies so collected or received by Secured Party shall be applied to the payment of all costs and expenses of Secured Party’s taking and fees for such operation thereof, all costs and expenses of such repairs, renovations and alterations of the Collateral and attorneys’ fees in a reasonable sum, with the remainder, if any, to be applied upon any indebtedness secured hereby, or toward the satisfaction of any of the Obligations, in such order as is specified in the Note and at such times as Secured Party may determine.

(c) With respect to the Accounts, at any time give notice of assignment to any and all obligors or account debtors under the Accounts and may collect the Accounts. Debtor hereby covenants and agrees that Debtor will cooperate fully with Secured Party, and its employees and agents, and will provide any and all documents deemed by Secured Party to be necessary or desirable to collect the Accounts.

(d) Sell, lease or otherwise dispose of any Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Secured Party may determine. In the event of a sale, lease or other disposition of the Collateral or of collection of the Accounts:

(1) Any person, including Debtor and Secured Party, may purchase at the sale.

(2) (A) In connection with any sale or other dispositions of the Collateral, the parties agree that without limiting any other commercially reasonable conduct as may be followed by Secured Party, the following procedures shall be deemed to comprise and constitute a commercially reasonable sale (the “sale”):

(i) Secured Party shall mail to Debtor written notice of the sale not less than ten (10) days prior to such sale.

(ii) In the event of a public sale, as often as (but no more than) required under the UCC immediately preceding the sale, Secured Party will publish notice of the sale in an appropriate publication that Secured Party selects. The notice will advise prospective purchasers as to where they may obtain information with respect to the Collateral.

(iii) Upon receipt of any written request to do so, Secured Party will make available to any bona fide prospective purchaser for inspection, within five (5) business days following receipt of such request and during reasonable business hours, such information (including records and documents with respect to the Accounts) as shall be necessary to enable a prospective purchaser to prepare a bid.

(B) Notwithstanding paragraph (A) hereof, in the event Secured Party offers to sell all or any part of the Collateral, Secured Party will be under no obligation to consummate a sale if, in its reasonable business judgment, none of the offers received by it reasonably approximates the fair value of such Collateral.

(3) Secured Party shall apply the proceeds of any sale, collection, or disposition hereunder to payment of the following: (A) the expenses of such sale or disposition, including but not limited to the costs of publishing, recording, mailing and posting notice; (B) the cost of any search and other evidence of title procured in connection therewith and any transfer tax on any deed or conveyance or bill of sale; (C) all sums expended under the terms hereof, not then repaid, with accrued interest in the amount provided herein; (D) all sums evidenced by the Note and secured hereby and evidenced or owed pursuant to the Security Deed; and (E) the remainder, if any, to the person or persons legally entitled thereto.

(4) Secured Party may require Debtor to make the Collateral available to Secured Party at a reasonable place designated by Secured Party.

(5) If the holder of the Note is a purchaser at such sale, such holder shall be entitled to apply any portion of the indebtedness then secured hereby for or in settlement or payment of any portion of the purchase price of the property purchased at such sale.

(e) Recover from Debtor all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred or paid by Secured Party in exercising any right, power or remedy provided by this Agreement or by law.

7. Exercise of Remedies; No Waiver. All remedies conferred upon Secured Party shall be deemed cumulative with, and not exclusive of, any other remedy conferred by this Agreement, the Note, the Security Deed, the Assignment of Rents, any of the other Loan Documents, or by law or equity. The exercise of any one remedy shall not preclude the exercise of any other. Failure of Secured Party to exercise any rights it may have upon Debtor’s default hereunder shall not be deemed to be a waiver of Secured Party’s rights thereupon or to be a release of Debtor from its Obligations. The acceptance by Secured Party of any sum after the same is due shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums hereby secured or to declare a default as herein provided. The acceptance by Secured Party of any sum in an amount less than the sum then due shall not constitute a waiver of the obligation of Debtor to pay the entire sum then due. The waiver by Secured Party of any default hereunder shall not be deemed to constitute a waiver of any succeeding default. Debtor waives any right to require Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

8. Successors. All agreements, covenants, conditions and provisions of this Agreement shall inure to the benefit of Secured Party and its successors and assigns, and shall bind the heirs, executors, administrators, successors in interest of Debtor in the Collateral. In the event that there is more than one Debtor or successor in interest of Debtor in the Collateral, they shall be jointly and severally liable hereunder. The obligations of Debtor hereunder shall be binding on any community of which Debtor is a part and on any separate or quasi-community property of any Debtor.

9. Term. This Agreement shall remain in full force and effect until the Obligations and the indebtedness secured hereby, including charges, expenses, fees, costs, and interest, shall have been paid in full or until its release and termination is given in writing by Secured Party. No party to this Agreement or otherwise liable for the Obligations shall be discharged by any extension of time, additional advances, renewals and extensions of the Note, the Security Deed, or the Assignment of Rents, the taking of further security, releases of a part or all of the Collateral, or any other acts except as provided in this section.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws (excluding conflicts of laws rules) of             .

11. No Modification. This Agreement may not be modified or amended except by a written instrument executed by the party sought to be charged or bound thereby. If any provision hereof should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions hereof and shall in no way affect the validity of this Agreement except that if such provision relates to the payment of any monetary sum, then Secured Party may at its option declare the indebtedness evidenced by the Note and all other sums secured hereby immediately due and payable.

12. Financing Statements. Debtor hereby authorizes Secured Party, its counsel or its representative, at any time and from time to time, to file financing statements and amendments that describe the Collateral covered by this Agreement in such jurisdictions as Secured Party may deem necessary or desirable in order to perfect the security interest granted by Debtor under this Agreement.

13. Notices. All notices, demands, requests, and other communications desired or required to be given hereunder by the Debtor or Secured Party (“Notices”), shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; or (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices.

All Notices shall be deemed given and effective upon the earlier to occur of: (x) the hand delivery of such Notice to the address for Notices; (y) one business day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (z) three business days after depositing the Notice in the United States mail as set forth in (iii) above. All Notices shall be addressed to the following addresses:

Debtor:
c/o Strategic Storage Trust, Inc.
111 Corporate Drive, Suite 120
Ladera Ranch, CA 92694
Attn: H. Michael Schwartz

With a copy to:	Mastrogiovanni Schorsch and Mersky, P.C.
2001 Bryan Street, Suite 1250
Dallas, Texas 75201
Attn: Charles Mersky, Esq.

Secured Party:	ING Life Insurance and Annuity Company
c/o ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Mortgage Loan Servicing Department

and

ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Real Estate Law Department

With a copy to:	Nyemaster Goode, P.C.
700 Walnut, Suite 1600
Des Moines, Iowa 50309

or to such other persons or at such other place as any party hereto may by Notice designate as a place for service of Notice. Provided, that the “copy to” Notice to be given as set forth above is a courtesy copy only; and a Notice given to such person is not sufficient to effect giving a Notice to the principal party, nor does a failure to give such a courtesy copy of a Notice constitute a failure to give Notice to the principal party.

14. Time is of the Essence. Time is of the essence in the performance of Debtor’s obligations under this Agreement.

15. Exculpation. The liability of Debtor personally to pay the Note or any interest that may accrue thereon, or any indebtedness or obligation accruing or arising hereunder is limited to the extent set forth in the Note.

16. Integration. This Agreement, the other Loan Documents and the certain Environmental Indemnification Agreement together constitute the entire agreement between the parties hereto pertaining to the subject matters hereof and thereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof and thereof.

17. Attorney Fees. Notwithstanding anything to the contrary contained herein, all references herein and in any of the Loan Documents to attorneys’ fees shall be deemed to refer to attorneys’ fees actually incurred and not to statutory attorneys’ fees under                     .

18. WAIVER OF JURY TRIAL. THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO. NO PARTY SHALL SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

IN WITNESS WHEREOF, Debtor has caused this Agreement to be executed and sealed as of the date first set forth above and acknowledges receipt of a copy hereof at the time of execution.

DEBTOR:

, a Delaware limited liability company

By:	Strategic Storage Trust, Inc., a Maryland corporation, its Manager

	By:	(SEAL)
Name:
Title: